UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Definitive Information Statement

Dynamic Applications Corp.
(Name of Registrant as Specified In Its Charter)

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We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

Dynamic Applications Corp.
Shaham 22 Street - P.O. Box 8324
Petach Tiqwa, Israel 4918103
Phone: +972-3-9191921

NOTICE OF ACTION TO BE TAKEN BY WRITTEN CONSENT

November 28, 2014

To The Corporation's Stockholders:

Notice is hereby given that on November 25, 2014, holders of 39,138,553 shares or approximately 53.33% of the outstanding shares of common stock, par value $0.00001 per share (the "Common Stock") of Dynamic Applications Corp. (the "Corporation"), have approved, by written consent in lieu of a special meeting of the stockholders of the Corporation, the following corporate action (the "Corporate Action"):

1. An amendment to the Corporation's Certificate of Incorporation to change the name of the Corporation from Dynamic Applications Corp. to OWC Pharmaceutical Research Corp. (the "Name Change").

The Corporation's Board of Directors approved the Name Change and the amendment to the Certificate of Incorporation on November 25, 2014 and the holders of a majority of the shares of Common Sock of the Corporation (the "Majority Consenting Stockholders") consented to the amendment to the Certificate of Incorporation implementing the Name Change on November 25, 2014 (the "Joint Written Consent")..

The attached Information Statement is being circulated to our stockholders of record on November 25, 2014 (the "Record Date") to provide you with notice that the Corporate Action has been approved by the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of the Corporation. The Corporate Action will be implemented with the approval of FINRA and no further action by the Corporation's stockholders is required.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Corporate Action is expected to become effective twenty (20) days after the date this Information Statement is mailed to the Corporation's stockholders.

This Notice and the attached Information Statement are being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of Dynamic Applications Corp.

/s/ Mordechai Bignitz
Mordechai Bignitz
Chairman and CEO

Dynamic Applications Corp.
Shaham 22 Street - POB 8324
Petach Tiqwa, Israel 4918103
Phone: +972-3-9191921

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General

This Information Statement has been filed with the United States Securities and Exchange Commission (the "SEC") and is being furnished to the holders of the outstanding shares of common stock, par value $0.0000, of Dynamic Applications Corp., a Delaware corporation ("we," "us," "our," the "Registrant" or the "Corporation"). The purpose of this Information Statement is to provide notice that the Corporation's majority stockholders holding 39,138,553 shares or approximately 53.33% of the issued and outstanding shares of the Corporation's common stock as of the record date of November 25, 2014 (the "Record Date") approved the following corporate action (the "Corporate Action"):

1. An amendment to the Corporation's Certificate of Incorporation to change the name of the Corporation from "Dynamic Applications Corp." to "OWC Pharmaceutical Research Corp." (the "Name Change").

The Corporation will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of its common stock. This Information Statement is expected to be mailed to our stockholders on or about December __, 2014 (the "Mailing Date") to the stockholders of the Corporation as of the Record Date.

The Corporation is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Delaware General Corporation Law. No additional action will be undertaken by the Corporation with respect to the receipt of the written consents, and no dissenters' rights are afforded under the Delaware General Corporation Law as a result of the adoption of the Corporate Action.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO OWC PHARMACEUTICAL RESEARCH CORP.

Effective November 25, 2014, the Corporation's Board of Directors approved an amendment to the Corporation's Certificate of Incorporation to effect the Name Change with the written consent of the Corporation's Majority Consenting Stockholders (the "Joint Written Consent").

A copy of the Joint Written Consent is attached as Exhibit A to this Information Statement and a copy of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit B to this Information Statement.

Other than the Name Change, the amendment to the Certificate does not amend the Corporation's Certificate of Incorporation as presently in effect and will not result in any change to the rights of the Corporation's security holders or to the capital accounts of the Corporation.

Reasons for the Name Change

The Corporation's Board of Directors ratified, approved and recommended that the Corporation's Majority Consenting Stockholders consent to the Name Change to more accurately reflect the Corporation's recent business developments. More specifically, as disclosed in its current report on Form 8-K filed with the SEC on August, 2014, the Registrant announced the organization under the laws of the State of Israel of a new, wholly-owned subsidiary, One World Cannabis Ltd. ("OWC").

The business of OWC will be based upon the creation of an Israeli Cannabis Institute for Research working together with major established Israeli hospitals and universities. The focus of OWC will involve medical research on the efficacy of cannabis on the treatment of, among other illnesses/medical conditions:
- PTSD;
- diabetes;
- Parkinson disease;
- children's epilepsy;
- prostate cancer;
- psoriasis; and
- topical treatment of burns.

The Registrant plans for OWC to be at the forefront of compliance with international regulatory protocols and the development and improvement of strains of cannabis specifically designed for medical treatment. OWC's business plan is to: (i) establish regulated medical cannabis systems for medical institutions based upon the regulated Israeli model; (ii) promote the establishment of local and international research facilities for the study and commercial application of medical cannabis; (iii) establish a medical cannabis research institute in Israel in compliance with existing Israeli laws and regulations with international branches; (iv) raise grants for medical cannabis research; (v) develop new use and means of administration of medical cannabis.

The Registrant will continue to work closely with GUMI Tel Aviv Ltd, a major, privately-held Israeli technology company ("GUMI") in the manufacture and marketing of commercial model(s) of the Registrant's Patented Percussion Device, its core business.

Name Change and Amendment to the Certificate of Incorporation Approved by Written Consent in Lieu of Meeting

The Corporate Action was approved by the Joint Written Consent of the Registrant's Board of Directors and Majority Consenting Stockholders on November 25, 2014, the Record Date, in lieu of holding a meeting of the Registrant's Stockholders. On the Record Date, the Majority Consenting Stockholders held 39,138,553 shares or approximately 53.33% of the outstanding shares of the Registrant's Common Stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The remaining stockholders of the Corporation will not be given an opportunity to vote with respect to the Corporate Action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the proposed action to be taken by written consent.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporate Law, which generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by persons holding a majority of the outstanding voting securities of the corporation.

Expected Effectiveness of the Name Change

Under Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Corporate Action cannot become effective until twenty (20) days after the date that this Information Statement is sent to the Corporation's Stockholders.

To effect the Name Change, the Corporation intends to file a Certificate of Amendment to the Corporation's Certificate of Incorporation with the Delaware Secretary of State approximately twenty (20) days after the date that this Information Statement is first sent to the Corporation's Stockholders of record as of the Record Date. A copy of the Certificate of Amendment to the Certificate of Incorporation to be filed is attached as Exhibit A to this Information Statement.

No Appraisal Rights

Under the Delaware General Corporation Law, the Corporation's stockholders are not entitled to appraisal or discount rights with respect to the Name Change or the filing of the Certificate of Amendment to the Certificate of Incorporation.

OUTSTANDING VOTING STOCK OF THE CORPORATION

The Board of Directors of the Corporation fixed the close of business on November 25, 2014, as the Record Date for determining the stockholders entitled to approve the Corporate Action and to receive copies of this Information Statement As of the Record Date, there were 73,383,195 shares of Common Stock outstanding. The Corporation's Common Stock constitutes the sole outstanding class of its voting securities. As at the date hereof, the Corporation has not issued any preferred stock. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of the Corporation's Common Stock owned beneficially as of the Record Date by: (i) each person (including any group) known to us to own more than five (5%) percent of any class of its voting securities; (ii) each of the Corporation's directors and each of its named executive officers (as defined under Item 402(m)(2) of Regulation S-K), including directors and officers of OWC, the Corporation's wholly-owned Israeli subsidiary; and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

As of November 25, 2014, the Registrant had 73,383,195 shares of Common Stock issued and outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Owned
Mordechai Bignitz, CEO and Chairman	0	0.00%
7 Jacobtinsky Street, Ramat Gan 52520, Israel
Shmuel De-Saban, CFO	135,500	0.18%
215 Jaffa Street, Jerusalem, Israel
Ziv Turner, CEO of OWC	2,104,480	2.87%
Shaham 22 Street, Petach Tiqwa 49181, Israel
Dr. Alan Shackelford, CSO of OWC	5,134,375	7.00%
2257 South Broadway, Denver, CO 80210
Alon Sinai, COO of OWC	861,250	1.17%
Shaham 22 Street, Petach Tiqwa 49181, Israel
Uri Glazer, VP of OWC	2,144,480	2.88%
Shaham 22 Street, Petach Tiqwa 49181, Israel
Jacky Shenker	8,000,000	10.90%
78 Uziel Street, Jerusalem, Israel
Kfir Silberman	3,964,300	5.88%
5 Shoshanin Street, Ramat Gan, Israel
Director and Officer (6 person) (2)	10,380,085	14.15%

All Directors and Officers as a group (6 persons), including those of the Registrant's wholly-owned subsidiary, One World Cannabis Ltd own 10,376,575 shares.

(1) Applicable percentage ownership is based on 73,383,195 shares of Common Stock outstanding as of November 25, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes officers of the Registrant's wholly-owned Israeli subsidiary, One Word Cannabis Ltd.

CHANGES IN CONTROL

The Corporation is not aware of any other arrangement that may result in a change in control of the Corporation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Corporation will only deliver one Information Statement to multiple stockholders sharing an address unless the Corporation has received contrary instructions from one or more of the stockholders. The Corporation will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Dynamic Applications Corp.
 Shaham 22 Street - POB 8324
Petach Tiqwa, Israel 4918103
Phone: +972-3-9191921

Stockholders may also address future requests for separate delivery of Information Statements and/or annual reports by contacting the Corporation at the address listed above.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Corporate Action.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Corporation is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the Securities and Exchange Commission regarding the business, financial condition, and other matters of the Corporation pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements, and other information filed by the Corporation from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The reports, proxy statements, and other information filed with the Securities and Exchange Commission are also available to the public over the internet at http://www.sec.gov, the internet website of the Securities and Exchange Commission.  All inquiries regarding the Corporation should be addressed to the principal executive offices of the Corporation at 20 West 64th Street, Suite 39G, New York, NY 10023.

By Order of the Board of Directors
Dynamic Applications Corp.
/s/ Mordechai Bignitz
Mordechai Bignitz, Chairman

Dated: November 28, 2014

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Dynamic Applications Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Dynamic Applications Corp. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholders of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

FIRST: The name of the Corporation is: OWC PHARMACEUTICAL RESEARCH CORP.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 25th day of November 2014.

By: /s/ Mordechai Bignitz
Name: Mordechai Bignitz
Title: Chairman and Chief Executive Officer

Exhibit B

JOINT WRITTEN CONSENT OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDERS
OF
DYNAMIC APPLICATIONS CORP.

The undersigned, being the sole member of the Board of Directors of Dynamic Applications Corp., a Delaware corporation (the "Corporation") together with the written consent of the holders of a majority of the outstanding shares of the Corporation's common stock, par value $0.00001 (the "Common Stock"), acting pursuant to the authority granted by Section 228 and Section 242 of Title 8 of the Delaware General Corporation Law ("DGCL") and the by-laws of the Corporation, do hereby adopt the following resolutions, which resolutions have been approved by the Board of Directors of the Corporation with the written consent of the holders of a majority of the Corporation's outstanding shares of Common Stock as of this 25th day of November, 2014 (the "Joint Written Consent").

WHEREAS, the Corporation's Board of Directors, with the written consent of the holders of a majority of the Corporation's outstanding shares of Common Stock (the "Majority Consenting Stockholders"), have authorized and approved the filing of a Certificate of Amendment to the Corporation's Certificate of Incorporation to change the name of the Corporation from Dynamic Applications Corp. to OWC Pharmaceutical Research Corp.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Amendment to the Corporation's Certificate of Incorporation Agreement in the form attached hereto be duly filed with the State of Delaware, authorizing and approving the amendment to Article FIRST, as follows:

FIRST: The name of the Corporation is: OWC Pharmaceutical Research Corp.

The number of shares of Corporation's Common Stock issued and outstanding at November 25, 2014 (the "Record Date") is 73,383,195 shares. The number of shares of Common Stock owned of record and beneficially by the Majority Consenting Stockholders necessary to ratify and approve the Certificate of Amendment under Section 228 of Title 8 of the DGCL is 36,691,598 shares of Common Stock. The Majority Consenting Stockholders holding 39,138,583 shares of Common Stock, representing approximately 53.334%, have consented to the adoption and filing of the Certificate of Amendment.

FURTHER RESOLVED, that, subject to the foregoing, any officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolution;

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

/s/ Mordechai Bignitz
Mordechai Bignitz
Chairman and Chief Executive Officer
Dated: November 25, 2014

Table of Majority Consenting Shareholders

Names of Majority Consenting Stockholders	Number of Shares	Percentage
/s/ Uri Gazer	2,114,480	2.88%
Name: Uri Gazer

/s/ Joseph Shefet	3,000,000	4.08%
Name: I.M.W.T. Holdings Ltd. (1)

/s/ Tal Yoresh	3,000,000	4.08%
Name: KE Zurich Capital (2)

/s/ Charlote Eilin Tay	3,333,333	4.54%
Name: Prop Trade Ltd. (3)

/s/ Alan Shackelford	5,134,375	7.00%
Name: Dr. Alan Shackelford

/s/ Jacky Shenker	8,000,000	10.90%
Name: Jacky Shenker

/s/ Shlomo Noyman	2,762,633	3.76%
Name: Short Trade Ltd. (4)

/s/ Kfir Silberman	3,964,300	5.40%
Name: Kfir Silberman

/s/ Ziv Turner	2,104,480	2.87%
Name: Ziv Turner

/s/ Amir Uziel	3,209,390	4.37%
Name: Amir Uziel

/s/ Lavi Krasney	2,515,562	3,43%
Name: Lavi Krasney
Total	39,138,553	53.33%

(1) I.M.W.T. Holdings Ltd. is controlled by Joseph Shefet, a resident of Austria.
(2) KE Zurich Capital Ltd. is controlled by Tal Yoresh, a resident of Australia.
(3) Prop Trade Ltd. is controlled by Charlote Eilin Tay, a resident of Singapore.
(4) Short Trade Ltd. is controlled by Shlomo Noyman, a resident of Israel.